                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the Registration Statement (File Nos. 2-50409 and 811-2464) (the "Registration Statement") of MFS Series Trust IX (the "Trust"), of my opinion dated June 25, 2003, appearing in Post-Effective Amendment No. 48 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on June 27, 2003.


                                         JAMES R. BORDEWICK, JR.
                                         --------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
February 24, 2005